As filed with the Securities and Exchange Commission on May 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE Hickory, North Carolina 28602 (828) 324-2200 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

CommScope, Inc. 2006 Long Term Incentive Plan

(Full title of the plan)
_____________________

Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary
1100 CommScope Place, SE
Hickory, North Carolina 28602
(828) 324-2200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	2,300,000	$19.90	$45,770,000	$2,554
Total	2,300,000	$19.90	$45,770,000	$2,554

(1)
Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on April 28, 2009.

EXPLANATORY NOTE

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2006 (File No. 333-134207), CommScope, Inc. (the “Registrant”) registered 2,300,000 shares of Common Stock, to be reserved for issuance under the CommScope, Inc. 2006 Long Term Incentive Plan (the “Plan”).

This Form S-8 Registration Statement of the Registrant is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 2,300,000 additional shares of the Registrant’s Common Stock, par value $0.01, for issuance under the Plan.  In addition to the information required pursuant to General Instruction E to Form S-8, certain information required by Form S-8 that was contained in the Registrant’s Form S-8 filed on May 17, 2006 has been updated herein.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-134207) filed with the SEC on May 17, 2006.

Item 5.      Interests of Named Experts and Counsel

  Not applicable.

Item 8.      Exhibits

Exhibit Number	Description of Exhibit

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Hickory, state of North Carolina, on May 1, 2009.

COMMSCOPE, INC.
/s/ Frank M. Drendel
By:	Frank M. Drendel
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Frank M. Drendel, Brian D. Garrett, Jearld L. Leonhardt and Frank B. Wyatt, II, and each of them (with full power to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Frank M. Drendel Frank M. Drendel	Chairman and Chief Executive Officer (Principal Executive Officer)	May 1, 2009
/s/ Jearld L. Leonhardt Jearld L. Leonhardt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2009
/s/ William R. Gooden William R. Gooden	Senior Vice President and Controller (Principal Accounting Officer)	May 1, 2009
/s/ Boyd L. George Boyd L. George	Director	May 1, 2009
/s/ George N. Hutton, Jr. George N. Hutton, Jr.	Director	May 1, 2009
/s/ June E. Travis June E. Travis	Director	May 1, 2009
/s/ James N. Whitson James N. Whitson	Director	May 1, 2009
/s/ Katsuhiko Okubo Katsuhiko Okubo	Director	May 1, 2009
/s/ Richard C. Smith Richard C. Smith	Director	May 1, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

* Filed herewith.